Exhibit 99.1

Natural Health Trends Reports First Quarter 2024 Financial Results

–	For the first time in six years, first quarter orders exceeded the preceding fourth quarter's, up 11%. Compared to a year ago, orders were up 1%.
–	Reported positive cash flows from operations during the quarter, first time in five quarters
–	Declared a quarterly cash dividend of $0.20 per share

HONG KONG – May 1, 2024 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the quarter ended March 31, 2024.

First Quarter 2024 Financial Highlights

•

Revenue of $11.0 million decreased 8% compared to $11.9 million in the first quarter of 2023. The decrease was entirely due to changes in the differences in deferred revenue between the two periods. Deferred revenue increased $1.0 million in the first quarter this year and remained flat in the comparable period last year.

•	Operating loss was $365,000 compared to $394,000 in the first quarter of 2023.

•	Net income was $188,000, or $0.02 per diluted share, compared to $257,000, or $0.02 per diluted share, in the first quarter of 2023.

•	The number of Active Members[1] was down 2% to 31,620 at March 31, 2024 compared to 32,410 at December 31, 2023, and decreased 18% compared to 38,330 at March 31, 2023.

[1]	Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Management Commentary

“Our financial results reflect a $1.0 million increase in deferred revenue which resulted in a revenue decrease when compared to the same period last year. We anticipate the gradual recognition of this deferred revenue in the coming months as we fulfill orders to our customers. Worth highlighting is that this period marks the first time in six years we accomplished a sequential increase in orders taken during the first quarter. Additionally, we achieved positive cash flows from operations, underscoring the underlying strength of our business model and strong balance sheet,” commented Chris Sharng, President of Natural Health Trends Corp.

Mr. Sharng continued, “While guardedly optimistic about the start to the Year of the Dragon, we think these results are indicative of the effectiveness of our current programs. We continue to focus on innovation, customer satisfaction, supporting our leaders and their development, and improving operational efficiency as we navigate our forward progress.”

Balance Sheet and Cash Flow

•	Net cash provided by operating activities was $549,000 in the first three months of 2024 compared to net cash used in operating activities of $696,000 in the first three months of 2023.
•	Total cash, cash equivalents and marketable securities were $54.4 million at March 31, 2024, down from $56.2 million at December 31, 2023.
•

On April 29, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on May 24, 2024 to stockholders of record as of May 14, 2024.

First Quarter 2024 Financial Results Conference Call

Management will host a conference call to discuss the first quarter 2024 financial results today, Wednesday, May 1, 2024 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, May 1, 2024
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13745331
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1662841&tp_key=a0bd3854bf

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on May 1, 2024 through 11:59 p.m. Eastern Time on May 8, 2024 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13745331.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on February 28, 2024 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACT:

Scott Davidson

Senior Vice President and Chief Financial Officer

Natural Health Trends Corp.

Tel (Hong Kong): +852-3107-0800

Tel (U.S.): 310-541-0888

investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,825	$56,178
Marketable securities	28,608	—
Inventories	4,899	4,293
Other current assets	3,401	3,758
Total current assets	62,733	64,229
Property and equipment, net	241	266
Operating lease right-of-use assets	3,272	3,319
Restricted cash	37	39
Deferred tax asset	397	369
Other assets	959	869
Total assets	$67,639	$69,091
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$749	$990
Income taxes payable	3,758	3,716
Accrued commissions	2,262	2,067
Other accrued expenses	1,357	1,170
Deferred revenue	7,174	6,166
Amounts held in eWallets	3,727	3,945
Operating lease liabilities	1,199	1,146
Other current liabilities	636	784
Total current liabilities	20,862	19,984
Income taxes payable	5,054	5,054
Deferred tax liability	134	135
Operating lease liabilities	2,219	2,318
Total liabilities	28,269	27,491
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	84,732	84,695
Accumulated deficit	(19,818)	(17,703)
Accumulated other comprehensive loss	(1,221)	(1,069)
Treasury stock, at cost	(24,336)	(24,336)
Total stockholders’ equity	39,370	41,600
Total liabilities and stockholders’ equity	$67,639	$69,091

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net sales	$10,951	$11,861
Cost of sales	2,912	3,031
Gross profit	8,039	8,830
Operating expenses:
Commissions expense	4,486	4,992
Selling, general and administrative expenses	3,918	4,232
Total operating expenses	8,404	9,224
Loss from operations	(365)	(394)
Other income, net	563	681
Income before income taxes	198	287
Income tax provision	10	30
Net income	$188	$257
Net income per common share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02
Weighted average common shares outstanding:
Basic	11,456	11,424
Diluted	11,474	11,428

NATURAL HEALTH TRENDS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$188	$257
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	35	46
Share-based compensation	37	46
Noncash lease expense	272	280
Deferred income taxes	(32)	(57)
Changes in assets and liabilities:
Inventories	(640)	(490)
Other current assets	189	(78)
Other assets	(101)	(18)
Accounts payable	(239)	338
Income taxes payable	42	40
Accrued commissions	212	(465)
Other accrued expenses	191	(76)
Deferred revenue	1,029	43
Amounts held in eWallets	(208)	(215)
Operating lease liabilities	(284)	(301)
Other current liabilities	(142)	(46)
Net cash provided by (used in) operating activities	549	(696)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(11)	(7)
Purchases of marketable securities	(28,514)	—
Net cash used in investing activities	(28,525)	(7)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,303)	(2,304)
Net cash used in financing activities	(2,303)	(2,304)
Effect of exchange rates on cash, cash equivalents and restricted cash	(76)	(91)
Net decrease in cash, cash equivalents and restricted cash	(30,355)	(3,098)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	56,217	69,746
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$25,862	$66,648
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Right-of-use assets obtained in exchange for operating lease liabilities	$251	$(78)